NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (hereinafter referred to as the "*Agreement*") is made and entered into as of December 17, 2012 by and between Heinz J. Scholz, Seegartenstrasse 45, 8810 Horgen, Switzerland (hereinafter referred to as the "*Transferor*"), Werner Ladwein, Etzelblickstrasse 1, 8834 Schindellegi, Switzerland (hereinafter referred to as the "*Transferee*") and Contreva Management AG, represented by Mr. Mario Scholz, Bahnhofstrasse 9, 6341 Baar, Switzerland (hereinafter referred to as the "*Escrow Agent*").

1. RECITALS

WHEREAS, Transferor owns shares of common stock of Manas Petroleum Corporation, a US corporation having its registered office in Nevada, USA, and its principal executives offices at Bahnhofstrasse 9, 6341 Baar, Switzerland with outstanding shares of 172,592,292 with a par value USD 0.001 per share (hereinafter referred as the "*Company*").

WHEREAS, Transferor desires to transfer to Transferee, and Transferee desires to acquire 3,000,000 (three million) common shares of the Company (hereinafter referred to as the "*Shares*").

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2. AGREEMENT

2.1 Transfer of Shares. Transferor hereby transfers, assigns and conveys to Transferee, and Transferee hereby acquires, all of Transferor's rights, title and interest in and to the Shares. Within twelve (12) months after the execution of this Agreement and Transferor's receipt of the purchase price set forth below, Transferor shall deliver to Escrow Agent the relevant share certificates (hereinafter referred to as the "*Certificates*") representing the Shares with necessary stock powers duly executed (3,000,000 on February 28, 2013). On or before the date of Delivery, the Transferee shall deliver to the Escrow Agent three blank stock powers, each executed by the Transferee with the formality required by Manas Petroleum Corporation's transfer agent and sufficient to effect the transfer of the Shares in blank (collectively, the **"Stock Powers"**).

2.2 Purchase Price. Transferor shall transfer the Shares to Transferee without the payment of a purchase price, in recognition of Transferee's contributions and efforts to the Company. Transferor and Transferee are each active in and knowledgeable about the business, products, affairs, properties, risks, liabilities and prospects of the Company and each party has made his or her own independent judgement about the value of the Shares and is not relying on any representation of warranty, express or implied, about the value of the Shares or the past or future prospects of the Company. Each party assumes in full all risks of any nature whatsoever concerning the value of the Shares and each part forever and unconditionally waives any and all claims he or she may have against the other party or the Company, of the Company's officers, directors or shareholders, based on or related to the value of the Shares.

2.3 Restraint on disposition. The Shares shall be deposited with the Escrow Agent who releases them only after the termination of the respective blocking period established for each tranche of the Shares as herein set forth (hereinafter referred to as "*Blocking Period*"). By signing this Agreement, Transferor shall transfer absolute title to and ownership - including but not limited to voting rights - of the Shares to the Transferee. Transferee is further entitled to any dividends paid during the Blocking Period. However, the Shares can neither be encumbered nor sold before the release of the Certificates by the Escrow Agent.

After Delivery, and upon request, the Escrow Agent will deliver certificates of deposit, showing the Transferee as holder and legal owner of the respective shares.

The following Blocking Periods will apply:

a) 1'200'000 of the Shares shall be released by the Escrow Agent on September 15, 2013.

b) 900'000 of the Shares shall be released by the Escrow Agent on September 15, 2014.

c) The final 900'000 Shares shall be released by the Escrow Agent on September 15, 2015.

If a "Change of Control Event" as hereinafter set forth should occur, all not released Shares upon that date shall vest at once. "Change of Control Event" means the occurrence of any one of the events set out below:

(i) a merger, amalgamation, or consolidation of the Company with or into another entity, or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after are owned by persons who were not stockholders of the Company immediately prior to such merger, amalgamation, consolidation or reorganization;

(ii) the successful completion of a tender offer, an exchange offer, a take-over bid or any other offer or bid by an entity, person or group (other than the Company, a wholly owned subsidiary of the Company, or any shareholder of the Company that currently holds five percent or more of the shares of the Company) for more than 50% of the issued and outstanding common shares of the Company;

(iii) the sale, transfer or other disposition by the Company of all or substantially all of its assets, or

(iv) the Transferor sells or transfers more than 50% of its shareholding excluding Shares.

An event shall not constitute a Change of Control Event if its sole purpose is to change the jurisdiction of the Company or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held Company's securities immediately before such event.

Should the Transferee terminate his employment and/or consultancy status with the Company before the lapse of the Blocking Period, the Transferee shall be entitled for the duration of the respective year to a respective number of shares pro rata temporis. Any undelivered remaining Shares shall be transferred and assigned back to the Transferor without compensation. Should Transferee die or become disabled, in connection with work for Company, in such way that he is no longer working for the Company before the lapse of the Blocking Period, all shares will vest immediately in the Transferee's or his heirs' favour.

3. RIGHTS AND DUTIES OF THE ESCROW AGENT

The Escrow Agent is obliged to accept the Shares and to hold them in safe custody according to the terms of this Agreement.

The Escrow Agent undertakes to release the Shares only if either

a) the conditions of section 2 para. 2.3 lit. a - c are presented, or

b) a final court decision obliges the Escrow Agent to release the Shares.

The Escrow Agent may release the Shares (totally or partially) at any time in accordance with joint written and signed instructions by Transferor und Transferee.

The Escrow Agent undertakes to return the Certificates which have not been delivered to the Transferee after lapse of the Blocking Period, if he has not been notified by the Transferor or the Transferee that judicial proceedings to release the Share Certificates are on the way.

If judicial proceedings to release the Share Certificates are on the way, the Escrow Agent will keep the Certificates in safe custody until he receives instructions on the further proceedings from the court.

In consideration for the services provided hereunder, Transferee and Transferor shall pay equally to the Escrow Agent the amount agreed between the parties.

4. LIMITED REPRESENTATIONS AND WARRANTIES OF TRANFEROR

Transferor hereby represents and warrants to Transferee the following: (i) the Transferor is the lawful owner of the Shares; (ii) that the Shares are duly authorized, validly issued and outstanding, fully paid and non assessable, and issued without violation of any pre-emptive rights of any person; and (iii) the Shares are free and clear of any and all claims, liens, pledges, options, prior assignments, encumbrances or other rights of third parties.

5. REGULATIONS

The Transferee represents and warrants to the Transferor, with the intent that the Transferor will rely thereon in entering into this Agreement and in concluding the transfer of the Shares as contemplated herein, that the Transferee:

(a) understands that the Shares have not been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b) understands and agrees that it shall not offer to sell or sell any of the Shares prior to the expiration of a period of six months after the date of transfer of the Shares (the **"Distribution Compliance Period"**);

(c) understands and agrees that any offer to sell, and any sale of, any of the Shares after expiration of the Distribution Compliance Period shall be made only pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws;

(d) understands and agrees not to engage in any hedging transactions involving the Shares prior to the end of the Distribution Compliance Period;

(e) is acquiring the Shares as principal for investment only and not with a view to resale or distribution;

(f) agrees that the transfer of the Shares by the Transferor does not trigger:

(i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such transfer in the International Jurisdiction; or

(ii) any continuous disclosure reporting obligation of Manas Petroleum Corporation or the Transferor in the International Jurisdiction.

6. GENERAL TERMS

6.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

If to Transferor, to:
Heinz J. Scholz, Seegartenstrasse 45, 8810 Horgen, Switzerland
(Tel.:+41 76 365 4560, e-mail: hjs@varuna.ch)

If to Transferee, to:
Werner Ladwein, Etzelblickstrasse 1, 8834 Schindellegi, Switzerland
(Tel:+41 76 335 4920, e-mail: wladwein@gmail.com)

If to Escrow Agent, to:
Contreva Management AG, attn. Mr Mario Scholz, Bahnhofstrasse 9, 6341 Baar, Switzerland
(Tel:+41 41 760 7676, e-mail: Mario.scholz@contreva.ch)

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any party from time to time may change its

address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

6.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. There are no oral agreements or understandings between the parties regarding this agreement.

6.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, including legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

6.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

6.5 No Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will void this Agreement.

6.6 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

6.8 Governing Law/Place of Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of Switzerland. Place of jurisdiction shall be **Zug.**

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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This Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

The Transferor:

....

Heinz J. Scholz

The Transferee:

....

Werner Ladwein

The Escrow Agent:

Contreva Management AG:

....

Mario Scholz